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EXHIBIT 21

                           SUBSIDARIES OF REGISTRANT

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                                                          JURISDICTION OF
      COMPANY NAME                                         INCORPORATION
      -------------                                       ----------------
AUDIO CONSULTANTS CO., LTD.                                 HONG KONG

AUDIO CONSULTANTS (MACAU) COMPANY LIMITED                   MACAU

EVI AUDIO (AUST) PTY LIMITED                                AUSTRALIA

EVI AUDIO FRANCE S.A.                                       FRANCE

EVI AUDIO GMBH                                              GERMANY

EVI AUDIO HOLDINGS (DEUTSCHLAND) GMBH                       GERMANY

EVI AUDIO (HONG KONG) LTD.                                  HONG KONG

EVI AUDIO JAPAN, LTD.                                       JAPAN

KLARK TEKNIK GROUP (UK) PLC                                 ENGLAND

SAGUARO ELECTRONICA, S.A. DE C.V.                           MEXICO

SHUTTLESOUND LIMITED                                        ENGLAND

TELEX COMMUNICATIONS INTERNATIONAL, LTD.                    DELAWARE, U.S.

TELEX COMMUNICATIONS, LTD.                                  ONTARIO, CANADA

TELEX COMMUNICATIONS, S.A. DE C.V.                          MEXICO

TELEX COMMUNICATIONS (SEA) PTE, LTD.                        SINGAPORE

TELEX COMMUNICATIONS (UK) LTD.                              ENGLAND

TELEX HOLDINGS (UK) LTD.                                    ENGLAND
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